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Exhibit (a)(5)(iv)

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK
x
:
CORNELIUS P. DUKELOW, On Behalf of Himself	:
and All Others Similarly Situated,	:
:
Plaintiff,	:	Index No. 650580/2009
:
vs.	:
:
OSG AMERICA, L.P., OVERSEAS SHIPHOLDING	:	Hon. Richard B. Lowe, III
GROUP, INC., MORTEN ARNTZEN, JAMES G.	:
DOLPHIN, KATHLEEN C. HAINES, ROBERT	:
JOHNSTON, STEVEN T. BENZ, HENRY FLINTER	:
and MYLES ITKIN,	:
:
Defendants.	:
:
:
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STIPULATION AND PROPOSED ORDER

        WHEREAS, Plaintiff Cornelius P. Dukelow ("Plaintiff") filed a summons and complaint (the "Complaint") in the above-captioned action on September 28, 2009;

        WHEREAS, this action is in connection with a tender offer that defendant Overseas Shipholding Group, Inc. (together with its affiliates, "OSG"), has commenced for all of the outstanding publicly held common units of defendant OSG America, L.P. (the "Offer");

        WHEREAS, on October 22, 2009, the parties filed a stipulation providing, inter alia, that: Defendants are not required to answer or otherwise respond to the current Complaint in this action; all of Defendants' procedural and substantive rights are fully reserved; and Plaintiff shall file an amended complaint (the "Amended Complaint") which shall be deemed the operative complaint, superseding the original Complaint filed in this action, after the filing of OSG America, L.P.'s Schedule 14D-9, related to the Offer, with the U.S. Securities and Exchange Commission;

        WHEREAS, the Offer commenced on November 5, 2009, and OSG America, L.P. filed its Schedule 14D-9 at that time;

        WHEREAS, the Offer is scheduled to expire at 11:59 p.m., New York City time, on December 4, 2009, unless the deadline is extended by OSG;

        WHEREAS, another action related to the Offer, captioned Balanced Beta Fund v. Morten Arntzen, et al., Case No. 09025646 ("Balanced Beta Fund"), is currently pending in the Circuit Court of the Thirteenth Judicial District, in and for Hillsborough County, Florida, and an amended complaint has been filed therein;

        WHEREAS, the parties to this action and to Balanced Beta Fund have entered into an agreement for an expedited discovery and briefing schedule in connection with plaintiff Balanced Beta Fund's forthcoming motion for a preliminary injunction in that action;

        WHEREAS, the parties to this action have agreed that any litigation activity, including but not limited to any application for injunctive relief, between November 11, 2009 and the expiration of the announced Offer (including any extensions thereto), shall be pursued only in Balanced Beta Fund, and will not be pursued in this action;

        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the parties, through their respective undersigned counsel and subject to approval by the Court that:

        1.     There will be no litigation activity in this action through and including the expiration of the announced Offer (including any extensions thereto);

        2.     Any and all applicable deadlines in this action are extended through and including the expiration of the announced Offer (including any extensions thereto); and

        3.     After the expiration of the announced Offer (including any extensions thereto), the parties will confer in good faith regarding this action.

Dated: November 19, 2009

SIMPSON THACHER & BARTLETT LLP		FEDERMAN & SHERWOOD
By:	/s/ PAUL C. GLUCKOW Paul C. Gluckow	By:	/s/ WILLIAM B. FEDERMAN William B. Federman

425 Lexington Avenue
New York, New York 10017
Telephone: (212) 425-2000
Facsimile: (212) 455-2502
pgluckow@stblaw.com

Attorneys for Defendants Morten Arntzen, Robert Johnston, Henry Flinter, Myles Itkin and Overseas Shipholding Group, Inc.
10205 North Pennsylvania Avenue
Oklahoma City, OK 73120
Telephone: (405) 235-1560
Facsimile: (405) 239-2112
    -and-
2926 Maple Avenue, Suite 200
Dallas, Texas 75201

FARUQI & FARUQI, LLP
Adam R. Gonnelli
Christopher Marlborough
369 Lexington Avenue, 10th Floor
New York, NY 10017-6531
Telephone: (212) 983-9330
Facsimile: (212) 983-9331

Attorneys for Plaintiff
JONES DAY
By:	/s/ ROBERT C. MICHELETTO Robert C. Micheletto

222 East 41st Street
New York, New York 10017-6702
Telephone: (212) 326-3939
Facsimile: (212) 755-7306
rmicheletto@jonesday.com

Attorneys for Defendants James G. Dolphin, Kathleen C. Haines, Steven T. Benz and OSG America L.P.

IT IS SO ORDERED this day of November 2009.
Hon. Richard B. Lowe, III, J.S.C.

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  Exhibit (a)(5)(iv)
STIPULATION AND PROPOSED ORDER